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                                                                    EXHIBIT 21.1

                           EXCEL SWITCHING CORPORATION
                           SUBSIDIARIES OF THE COMPANY




1.   Excel Securities Corp.
     a Massachusetts Corporation
     Excel Switching Corporation ownership                    100%

2.   Excel Switching Japan KK
     a Japanese corporation
     Excel Switching Corporation ownership                    100%

3.   Excel Switching Europe
     a Belgian corporation
     Excel Switching Corporation ownership                    100%